UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

August 27, 2010

BITSTREAM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21541	04-2744890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Nickerson Road Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

(617) 497-6222

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 18, 2010, Columbia Pacific Opportunity Fund, L.P., Columbia Pacific Advisors LLC, Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty and Brandon D. Baty (collectively “Columbia Pacific”) filed that certain Amendment No. 2 (the “Columbia Amendment”) to the Schedule 13-D filed by Columbia Pacific, with the Securities and Exchange Commission on April 20, 2010, as amended, with respect to Columbia Pacific’s ownership of Class A Common Stock of Bitstream, Inc. (the “Company”).

On August 20, 2010, NV North American Opportunity Fund, Millenium Group LLC, Trent Stedman and Thomas Patrick (collectively “Millenium”) filed that certain Amendment No. 4 and that certain Amendment No. 5 (the “Millenium Amendments”) to the Schedule 13-D filed by Millenium, Highland Partners Fund LP and HPP GP LLC, with the Securities and Exchange Commission on May 1, 2009, as amended, with respect to Millenium’s ownership of Class A Common Stock of the Company. The Columbia Amendment and the Millenium Amendments hereinafter, collectively, referred to as the “Amendments.”

Pursuant to the Amendments, Columbia Pacific and Millenium reported their intention to actively encourage the Company to begin exploring a potential sale of the Company to a third party. In furtherance of that intent, each of Columbia Pacific and Millenium delivered letters to the Chairman of the board of directors of the Company (the “Board”) indicating their desire that, among other things, the Board form a non-executive committee for the purposes of exploring a potential sale of the Company.

On August 27, 2010, the Chairman of the Board on behalf of the Company, delivered letters to Columbia Pacific and Millenium in response to their above-referenced proposal and requests. Copies of the Company’s letters are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Letter to Columbia Pacific dated August 27, 2010.

99.2	Letter to Millenium dated August 27, 2010.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

BITSTREAM INC.

Date: August 27, 2010	By:	/s/ James P. Dore
James P. Dore Vice President and Chief Financial Officer

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